Exhibit 10.1

General Credit Facility Agreement

The undersigned, Applied Optoelectronics, Inc., Taiwan Branch. (hereinafter referred to as “Borrower”) and it guarantor (hereinafter referred to as “Guarantor”, together with the Borrower, the "Undersigned") hereby agree to the terms and conditions set forth below in addition to the General Loan Agreement, Letter of Joint Guarantee and other signed instruments with respect to the credit facility extended by E. Sun Commercial Bank, Ltd. (hereinafter “Bank”):

Part I     Basic Terms

1.	The two types of credit and the line under this Agreement are as follows (marked with “V”):

Credit in New Taiwan Currency (NTD)	Line of Credit	Credit in foreign currency	Line of Credit
■ Working Capital Loan	NTD 120 million	□ Working Capital Loan	USD
□ Advance for domestic draft	NTD	□ Issuance of foreign letter of credit (L/C)	USD
□ Export Loan	NTD	■ D/A, D/P, O/A financing	USD 4 million
□ Guarantee for issuance of commercial promissory note	NTD	□ Guarantee	USD
□ Issuance of domestic letter of credit	NTD	□
□ Guarantee	NTD	□
□		□

Borrower shall draw down the line up to the above credit line on a revolving basis, provided that the balance of each line of credit upon such drawdown shall not exceed the general credit line of NTD 120 million. In case of foreign currency, the general credit line shall be calculated based on the foreign exchange rate published by the Bank.

In the event that there exists any outstanding debt in the credit used by Borrower under the general credit line agreement, the remaining amount of such outstanding debt shall be incorporated into the credit line and general credit line as defined in this article for the purpose of calculation.

In the event that any drawdown is in foreign currency and exceeds its single credit line or general credit line due to the fluctuation of foreign exchange rate or otherwise, such exceeding part shall be jointly repaid by the Undersigned.

2.	During the revolving credit facility term, unless otherwise provided by each type of credit, Borrower may request for loans from the Bank during the period from February 6, 2015 to February 6, 2016, with the initial drawdown to occur no later than June 6, 2015, or this Agreement shall be void. Even if the amount of the drawdown during the above revolving credit term shall be repaid after expiration of such term, the Undersigned shall assume the responsibility for repayment and guarantee as required hereunder.

3.	For the purpose of drawdown of credit, Borrower shall submit a Drawdown Request acceptable to the Bank and relevant documents and can only draw down the line with the approval of the Bank. Subject to the approval by the Bank, the term of the drawdown shall be calculated in accordance with the relevant Drawdown Request. Each Drawdown Request and document shall be deemed a part of this Agreement and shall have the same legal force as this Agreement.

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4.	Borrower agrees that the drawdown shall be deemed received by Borrower once the Bank deposits the drawdown into the Borrower’s bank account opened with the Bank or satisfies the purpose designated by the Borrower.

5.	Base interest rate and time deposits interest rate index

(I)	Base interest rate

(1)	Basis of pricing: The base interest rate = the arithmetic average of the overnight TAIBOR over the past three months + the margin determined, where “the arithmetic average of the overnight TAIBOR over the past three months” is based on the arithmetic average of the overnight TAIBOR published by “the Taipei Interbank Discount Center” and “the margin determined” will be the rate determined and subject to adjustment by the Bank in consideration of the funding cost, operational cost and interest risk. The Bank may in its sole discretion adjust the foresaid calculation to reflect the change of prevailing market environment.

(2)	The reference rate will be based on the arithmetic average of the overnight TAIBOR published by the Taipei Interbank Discount Center over a full 3-month period (rounded up to two decimal places) prior to the adjustment date.

(3)	Frequency and method of adjustment

(a)	□ The base interest rate will be adjusted on a quarterly basis respectively on 23 March, 23 June, 23 September and 23 December each year (or the business day that follows if it falls on a non-business day).

Frequency of Adjustment Table:

Adjustment date	23 March	23 June	23 September	23 December
Effective period	23 March – 22 June	23 June – 22 September	23 September – 22 December	23 December – 22 March of the following year
Reference date to be taken	1 December – 29 February	1 March – 31 May	1 June – 31 August	1 September – 30 November

(b)	□ The base interest rate will be adjusted on a monthly basis on the 23rd day each month (or the business day that follows if it falls on a non-business day).

(4)	In case of a major force majeure event (for example, the reference bank acquires or merges or is acquired or merged, is defunct or information on the overnight TAIBOR is not accessible to the reference bank), the Bank may change the basis for determining the base interest rate.

(II)	Time deposits interest rate index

(1)	Basis of pricing: The time deposits interest rate index means the average of the interest rates applicable to one-year time deposits adopted by the reference bank to be selected from among the Bank of Taiwan, Changhwa Bank, Hua Nan Bank, First Bank, Cooperative Bank, Land Bank, Mega Bank, Cathay United Bank, Taiwan Medium and Small Enterprises Bank and the Chinatrust Bank (as posted on the website of the Bank as of the drawdown).

(2)	Frequency and method of adjustment:

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(a)	□ The time deposits interest rate index will be adjusted on a quarterly basis with adjustments to occur on 21 February, 21 May, 21 August and 21 November respectively each year (or the business day that follows if it falls on a non-business day). The reference rate taken will be the average of the daily interest rate posted by the Central Bank of Republic of China (Taiwan) over the period from the 11th day through the 17th of the month rounded up to two decimal places.

Frequency of Adjustment Table:

Adjustment date	21 February	21 May	21 August	21 November
Effective period	21 February – 20 May	21 May – 20 August	21 August – 20 November	21 November – 20 February of the following year
Reference date to be taken	11 – 17 February	11 - 17 May	11 – 17 August	11 – 17 November

(b)	■ The time deposit interest rate index will be adjusted on a monthly basis on the 21st day each month (or the business day that follows if it falls on a non-business day) and effective from the 21st day of the month through the 20th day of the following month. The reference rate taken will be the average of the daily interest rate posted by the Central Bank of Republic of China (Taiwan) over the period from the 11th day through the 17th of the month rounded up to two decimal places.

(3)	The undersigned agree that in the event of any of the following, the Bank may in its sole discretion change the reference bank and forthwith select another domestic bank for the designated bank to take the reference rate.

(a)	The reference bank merges or is merged, defunct, voluntarily suspends its business, is bankrupt, subject to reorganization or involuntary business suspension, or is put under official supervision or takeover as provided in the Article 62 of Banking Act of Republic of China.

(b)	One of the reference banks has withheld the offer of products to which the fixed interest rate applicable to one-year time deposit applies.

(III)	Manner of disclosure: Each post-adjustment base interest rate and time deposit interest rate index will be published on the interest rate bulletin board of the business units each of the Bank and the official website of the Bank (www.esunbank.com.tw).

6.	Borrower hereby authorizes the Bank to withdraw from time to time from Borrower’s current account (account No. 0809-940-005298) with the Bank via the automatic equipment or based on the evidence of withdrawal of savings signed by the authorized signatory of the Bank without the relevant passbook, signed request for withdrawal or check drawn by Borrower for the amount equal to the relevant amount of obligation owed, due and payable by Borrower as well as the relevant cost and charges incurred (including the principal, interest, default penalty, service charges, service charges of credit guarantee fund, insurance premium, cost arising from the Bank’s enforcement of the relevant claims in Borrower). Borrower acknowledges and agrees that the above relevant procedure shall be in accordance with the relevant rules of the Bank and that he/she shall not terminate, withdraw or impose restrictions on the above authorization without the consent of the Bank before his/her indebtedness owed to the Bank is duly repaid in full and nor shall he/she close the above savings account. Borrower agrees that this Agreement serve as the evidence of the above authorization.

7.	The Borrower shall repay in NTD any foreign currency loan and accrued interest at the exchange rate designated by the Bank at the time of such repayment or at the rate as set forth in a forward foreign exchange purchase agreement executed by Borrower and the Bank or in the original currency. In the event that Borrower delays in repayment of any loan and the exchange rate between the foreign exchange loan and the NTD changes, the risk associated with such exchange rate variation shall be borne by Borrower, and the Bank shall have the right to record the principal, interest and relevant costs in NTD at the exchange rate published by the bank on the record date and the Undersigned shall not raise any objection to such conversion date, foreign exchange rate and the amount. However, the Bank shall not be obligated to make such conversion.

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8.	Borrower requesting for drawdown of the credit line shall pay in full the loan, interest, account opening service fee and guarantee service fee and acceptance service fee. In case of delay in repayment of the Principal, Borrower shall pay the late payment interest at the rate agreed upon by both parties. In case of delay in repayment of the principal and interest of less than 6 months, as from the maturity date, the late payment interest at the rate of 10% shall be charged; for the part the payment of which is delayed for more than 6 months, the late payment interest at the rate of 20% shall be charged. In the event that Borrower fails to repay the loan or pay any costs on a timely basis, Borrower shall pay the late payment fee at the base rate of the Bank plus the annual rate of 3.95% as from such maturity day.

In the event that Borrower fails to repay any foreign exchange loan or costs on a timely basis, the late payment interest shall be charged at the foreign exchange credit interest rate published by the Bank on the maturity date or due date or at the NTD base rate plus an annual rate of 3.95%, whichever is higher. In case of delay in repayment of the principal and interest of less than 6 months, as from the maturity date, the late payment interest at the rate of 10% shall be charged; for the part the payment of which is delayed for more than 6 months, the late payment interest at the rate of 20% shall be charged. In such case, the Undersigned shall be jointly and severally liable for the necessary costs incurred by the Bank for the purpose of enforcing its claims under this Agreement.

9.	In the event that the Borrower entrusts the Bank to guarantee or accept any bills and the Bank is obligated to make any advance due to Borrower’s non-performance under any of such, or any breach event as described in article 5 of the Credit Facility Agreement (in case of the event descried in article 5.2, the Bank shall give a reasonable prior notice or reminder letter) occurs, then, in order to ensure that the Borrower performs its repayment obligation in respect of such guarantee or acceptance, the Bank may liquidate first all the bills guaranteed or accepted in the benefit of the Bank without performing its guarantee or acceptance responsibility and dispose of any collaterals by operation of law. The Bank may, after deduction of such amounts advanced and any other necessary costs incurred by it, retain the remaining amount of such proceeds to the extent of the amount payable under such guarantee or bill acceptance. In the event that the collateral is insufficient or absent, the Undersigned shall replenish the collateral or provide sufficient cash, or allow the Bank to retain the cash deposited by Borrower with the Bank for any further repayment to the extent of the amount payable under such guarantee or acceptance (in case of time deposit, the deposit deed shall be terminated first.) In the event that the Bank is exempted from the guarantee or acceptance obligation without making any advance, such retained amount shall be returned to the Undersigned. (This clause is otherwise negotiated)

10.	Guarantor represents and warrants to be jointly and severally liable for the obligations, including the principal, interest, default interest, default penalty, damages and all debts arising from the obligations owed to the Bank by Borrower under this Agreement. Guarantor further represents and warrants that he/she will neither voluntarily withdraw his/her guaranty nor refuse to perform his/her obligations as the guarantor by reason of the absence of Guarantor’s specimen-registered seal on the Drawdown Request issued by Borrower.

11.	The balance of the line of credit hereunder shall be determined subject to the amounts reflected in the Drawdown Request, the Application For Issuance of Irrevocable Documentary Letter of Credit, or the Bill or the Bank’s relevant vouchers or book records.

12.	With respect to any operations, responsibilities and liabilities under the line of credit hereunder, the Undersigned shall comply with, in addition to terms and condition of this Agreement or any other special provisions, the Uniform Customs and Practice for Documentary Credits, the Uniform Rules for Collections, the International Rules for the Interpretation of Trade Terms, as well as rules related to foreign exchange administration, published by International Chamber of Commerce. In case of amendment to any of the above rules, the Bank may, subject to such amended rules, opt to change, adjust or terminate this Agreement and the Undersigned will not raise any objection thereto.

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13.	This Agreement shall be performed in Banqiao Branch of the Bank. The undersigned agree that the Taipei District Court or the New Taipei District Court, Taiwan will be the court of first instance having jurisdiction over all actions arising from or in connection with this Agreement.

Part II. Special Terms

General Working Capital Loan

In case that the Borrower applies for general working capital loans, it is willing to abide by the following agreements:

1.	Each loan term shall not be longer than 180 days. In case of the loan applied in foreign currencies, the maximum term for each loan shall not exceed _________.
2.	Loan interest shall be calculated and paid from the date of loan on monthly basis based on the interest rate recorded in the application for allocating loans, or based on _________% increased annual rate of □ benchmark interest rate □ time deposit interest rate index (at present it is _________% of annual rate), and shall be adjusted with the adjustment of pricing interest rate regulated above.

In case of the loan applied in foreign currencies, the interest shall be calculated from the date of loan according to the interest rate recorded in the application for allocating loans or based on _________.

Advance for Domestic Drafts

In case that the Borrower applies for advance for domestic drafts, it is willing to abide by the following agreements:

1.	The maximum term for each loan shall not exceed _________.

2.	Loan interest shall be calculated and paid from the date of loan on monthly basis based on the interest rate recorded in the application for allocating loans, or based on _________% increased annual rate of □ benchmark interest rate □ time deposit interest rate index (at present it is _________% of annual rate), and shall be adjusted with the adjustment of pricing interest rate regulated above.

3.	The Borrower shall attach the bills obtained from legitimate transactions such as commodity sale, rental or service providing and approved by the Bank, and transfer them to Bank with endorsement. The loan amount is decided by the Bank.

4.	The Borrower agrees that the bills provided shall be exchanged and deposited into the special account for payment set by the Bank on maturity date (i.e. the demand deposit account No. _________). The Bank shall transfer money from the special account to offset the Borrower's debts depending on the specimen seal impression at any time with the date, amount, sequence and method of offsetting the principle and interest decided by the Bank. The offsetting of principle and interest shall be transferred into the Borrower's only account opened in the Bank, but the Bank has no obligations for the aforesaid items. Without the Bank’s permission, the Borrower shall not use the deposit in the special account.
5.	In the event that bills provided by the Borrower cannot be used for acceptance or payment, or the payment is not made on maturity date, the Bank may be free of issuing the certificate of protest and notify the refusal reasons, and the Borrower shall redeem the bills with the same amount in cash within 3 days after receipt of the notice. In case of overdue redemption, the Bank has no need to issue notice or exhortation, and decides that the loan term hereof expires. (This clause is otherwise negotiated)
6.	If the bill of loan held by the Borrower is lost or destroyed due to delivery or other accidents or is invalid because it is forged and altered, the Borrower may pay off the debt based on the amount of bill recorded in account books of Bank.

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Export Loan

In case that the Borrower applies for the export loan, it is willing to abide by the following agreements:

1.	The maximum term for each loan shall not exceed _________.
2.	Loan interest shall be calculated and paid from the date of loan on monthly basis based on the interest rate recorded in the application for allocating loans, or based on _________% increased annual rate of □ benchmark interest rate □ time deposit interest rate index (at present it is _________% of annual rate), and shall be adjusted with the adjustment of pricing interest rate regulated above.
3.	The Bank shall require the Borrower to attach the export L/C, export collection files, foreign orders, export contract, orders or contracts of the domestic traders purchasing export products or documents for export cooperation or contract of accepting the processing and export approved by the Bank, and based on which the Bank can determine the allocated amount.

4.	Borrower’s representation:

(1)	If the Borrower attaches export L/C or export collection files to apply for loan, it shall entrust the Bank to handle export negotiation or export collection formalities of abovementioned L/C, and agree that the money obtained therefrom or from other exports will be used to repay the principal and interest of the loan first.
(2)	If the Borrower attaches the foreign order or export contract to apply for loan, it shall agree, upon receipt of the order and letter of credit under the contract or preparing export collection files, to submit the files immediately to the Bank, and handle the bill purchased or export collection or other settlement procedures to the Bank in the loan term. The export payment will be used to repay the principal and interest of the loan first.
(3)	If the Borrower attaches the order or contract of the domestic traders purchasing export products or documents for export cooperation or contract of accepting the processing and export to apply for allocation of loan, the Bank shall require the Borrower to sign the letter of commitment with the domestic payer of above files paying the payables directly to the Bank. The Borrower shall also agree to use the payment to liquidate the principal and interest of the loan first.
(4)	If the Borrower does not attach export L/C, export collection files, orders, contracts and agreements to apply for allocation of loan, it shall agree to use the payment from export negotiation, export collection or other exports handled in the Bank during loan term to repay the principal and interest of the loan first.

Guarantee for Issuance of Commercial Promissory Notes

In case that the Borrower entrusts the Bank to be the Guarantor as its issued commercial promissory note, it is also willing to abide by the following agreements:

1.	The period from the issuance date to the maturity date of each commercial promissory note guaranteed shall not exceed _________ days.
2.	The Borrower shall pay the guarantee service fee which equals to _________ % of guaranteed amount annually, and pay the guarantee service fee to the Bank for once time on the guarantee day.
3.	After the Bank's guarantee on the commercial promissory note presented by the Borrower, the Borrower is willing to deposit the note payment in the special account for cashing of the settlement bank designated by the business competent authority prior to the expiration of the note. For any delay which results the Bank's advances, the Borrower is willing to make full repayment.

Bill Acceptance

In case that the Borrower entrusts the Bank to make bill acceptance, it is willing to abide by the following agreements:

1.	The maximum term for each acceptance bill from acceptance date to the maturity date shall not exceed _________days.
2.	The Borrower shall pay the service fee for the bill acceptance which is _________% of the bill amount annually in once time to the Bank on the acceptance date.
3.	When the Borrower entrusts the Bank for acceptance, it shall also sign a third party's endorsement of the promissory note (for which the NTD shall prevail and the financier is the payer and is free from providing certificate of protest) approved by the Bank and transfer to the Bank as counterfoil. The Bank may withdraw the money for payment by the promissory note a business day before the maturity date. If the Borrower fails to compensate the payment for the promissory note signed above on time, which results the Bank's advances, the Borrower shall repay the full advances, and pay the interests for overdue payment and penalty in accordance with the agreement hereof.

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Guarantee

In case that the Borrower (namely the Appointer) entrusts the Bank to make guarantee, it is willing to abide by the following agreements:

1.	Guarantee items: the files which the Bank approves to issue guarantee shall prevail.
2.	Each guaranteed money, term and contents, etc. stipulated in the Bank's guarantee files shall prevail.
3.	In case that the Appointer entrusts the Bank to make guarantee, it shall pay the service fee which is _____% of guarantee money in actual term or which is recorded in the application used □ at once □_______ to the Bank upon the Bank issuing guarantee files. Each minimum service fee shall be (currency) _____________. The Appointer may also pay the postage or other expenses, if any.
4.	The Appointer shall perform the item subject to the Bank's guarantee according to section 1 above, and will notify the Bank the performance progress at any time. If the Appointer delays the performance which results in the Bank's payment of guarantee money in advance, the Appointer may return the full payment immediately, and pay the interests for late payment and penalty in accordance with the agreement hereof.
5.	If the Bank is notified by the beneficiary of the issued guarantee files to perform the guarantee responsibility, the Bank shall, without recognition or concern on whether the conditions of matter guaranteed are met or there are existing disputes, directly perform the guarantee responsibility.
6.	In case the letter of credit is applied as guarantee method, the regulations of Uniform Customs and Practice for Letter of Credit released by international Chamber of Commerce shall be applicable.

Issuance of L/C

In case that the Borrower (namely, the Appointer) entrusts the Bank to issue the L/C (including sight L/C, usance L/C and advance L/C), it may abide by the following agreements:

1.	In case that the Appointer entrusts the Bank to issue domestic L/C, it is willing to abide by the following agreements:
(1)	When the Appointer entrusts the Bank to issue the domestic sight L/C, the draft shall be payable at sight and the liquidation date for each debt shall be the day before the beneficiary notifies the payment or the maturity date notified by the Bank. In case that the Bank agrees to make the payment of sight draft as advance payment to beneficiary through the Appointer's application, the maximum term for advance payment is 10 days with the interest rate calculated on monthly basis based on the Bank's _______% increased annual interest of □ benchmark interest rate □ time deposit interest rate index (at present it is ______% of annual interest) and shall be adjusted with the adjustment of pricing interest rate regulated above.
(2)	When the Appointer entrusts the Bank to issue the domestic usance L/C, the maximum term of the draft shall not exceed ________ days. The Appointer shall hand over the principle and interest to the Bank for payment one day before the maturity date of the draft under the L/C or on the date notified by the Bank.
(3)	For all draft payment under the L/C made by the Bank in advance, the Appointer shall entrust the Bank to collocate short-term loans as repayment depending on the Application for Issuance of the Domestic Irrevocable Credit, and take the contract and above Application as certificates of loan and may abide by the following agreements:
a)	The maximum term for each loan shall be _________ days. Loans still shall be handled after the period of use of the credit line in the contract or (and) after the validity period of the L/C.
b)	The interest is calculated based on the rate notified by the Bank, or based on _______% increased annual interest of □ benchmark interest rate □ time deposit interest rate index (at present it is ______% of annual interest) and shall be adjusted with the adjustment of pricing interest rate regulated above.
c)	After the Bank transfers the loan into the Appointer's No. _______ account for ________ deposit, the deposit shall be used to pay the amount of the draft or L/C by automation equipment or personnel in the Bank who is entitled to sign issuing certificate of deposit expenditure or transferring through without depending on the Appointer's deposit book or withdrawal slip, and its processing method shall be subject to related stipulations in the Bank with the contract as proof of authorization.

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2.	In case that the Appointer entrusts the Bank to issue foreign L/C, it is willing to abide by the following agreements:
(1)	When the Appointer applies for the foreign L/C in the Bank, it shall fill out one by one the Application for L/C and files required by the Bank. For identification of the credit balance, the contracting parties agree that the amount recorded in the Application for L/C presented by the Appointer or in the Bank's related draft and account book shall prevail.
(2)	The Appointer admits that the difference between each amount of L/C recorded in the Application for L/C and the settled amount has been paid by the Bank is payment made by the Bank in advance, and agrees to take the Application for L/C or the Bank's relevant documents as certificates.
(3)	When the Appointer applies for the foreign sight L/C in the Bank, it shall repay the advance and pay the interest raised herefrom and related costs within 15 days after delivering the shipping documents under each L/C and receiving the Bank's notice. But in any of the following circumstances, the repayment period is as follows:

a)	When the shipping documents has arrived while the goods has not yet arrived, the Appointer shall submit the certificate documents from the shipping company and make repayment within 3 days after arrival of the goods. If the goods have not arrived after 60 days of delivery of shipping documents and receiving the Bank's notice, the Appointer shall make repayment immediately.
b)	When the goods have arrived while the shipping documents have not been delivered, and the countersigning letter of guarantee needs to be applied for, the Appointer shall make repayment immediately and pay interests for 7 days first; the same shall apply for taking delivery of goods by duplicate B/L endorsement.
c)	In case of partial shipment of goods, the Appointer shall repay the Bank's advances according to the proportion of the amount of batch shipping documents to the amount of the L/C.
(4)	When the Appointer applies for the foreign usance L/C in the Bank, the maximum term, calculated from the invoice date or payment date of the Bank's foreign agency, for draft or loan under the L/C shall not exceed ______ days with the maturity date of the draft or the date noticed by the Bank as the liquidation date.
(5)	Interests of advances in foreign currency under the Special Terms shall be calculated based on the rate noticed by the Bank during payment date of the Bank or foreign agency to the maturity date of advances. At the same time, the Bank shall adjust the interest in a timely manner in accordance with the foreign exchange business credit interest rates set by the foreign exchange trading center or the Bank's borrowed foreign exchange capital cost increased interest rates.
(6)	For all draft payment under the L/C made by the Bank in advance, the Appointer shall present application, promissory note or other debt certificates, entrust the Bank to make repayment by short-term loans in NTD it applied for, take the contract as certificate of loan and is willing to abide by the following agreements:
a)	The maximum term for each loan shall be _________ days. Loans still shall be handled after the period of use of the credit line in the contract or (and) after the validity period of the L/C.
b)	The interest is calculated based on the rate recorded in the application, or _______% increased annual interest of □ benchmark interest rate □ time deposit interest rate index (at present it is ______% of annual rate) and shall be adjusted with the adjustment of pricing interest rate regulated above.
(7)	If the Appointer fails to handle the customs clearance delivery procedures after the arrival of shipping documents under each L/C, which leads the Bank to suffer any loss, term of advances for it shall be deemed as expired after the Bank's notice and exhortation in reasonable period, and the Bank shall request compensation in NTD, or make custom declaration and delivery of goods in order to preserve creditor's rights. The Bank can also sell imported goods at auction or conduct disposal (including method, price and time, etc.) to liquidate the debt for the Bank and for all expenses and losses (including taxes paid for customs clearance delivery, transport costs and other costs) due to the disposal. Contracting parties shall take the joint responsibilities to repay for the part not compensated. (This clause is otherwise negotiated)

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(8)	When the Appointer imports goods by import collection method, it shall provide countersigning letter of guarantee duplicate bill endorsement within the agreed credit line subject to the Bank's agreement, and shall submit the affidavit (special for import collection guarantee delivery or duplicate bill endorsement) for each time and relevant contract and documents the Bank required. The contracting parties approve to, based on the amount and agreed items in each affidavit and related contract documents, be responsible for the compensation for the Bank's damage until the Appointer completes the bill acceptance or makes payment after the Bank receives the foreign documents.
(9)	In the countersigning letter of guarantee duplicate bill endorsement under L/C or imported collection signed by the Bank as applied for by the Appointer, if the goods, specifications, unit price, total amount and delivery conditions listed are inconsistent with shipping documents received subsequently, the Appointer may be responsible for paying the balance and handling bill acceptance, payment and other formalities according to the conditions listed in the shipping documents.
(10)	Any loss suffered by the Bank due to the inconsistency between content of documents signed by the Bank and documents received, the contracting parties may assume all responsibility for compensation.
(11)	The content recorded in the affidavit of B/L or duplicate bill endorsement contained shall be regarded as attachment hereto and the contracting party is willing to abide by it. The Appointer may provide shipping documents and purchasing goods recorded in the L/C hereunder and alternative pledge of guaranteed goods as the guarantee of advances, loans and other debts under the L/C, and take the contract as certificate of guarantee. The Appointer agrees the Bank to obtain the pledge of right for all delivery certificates (such as import license and related delivery documents, etc.) of purchased material from the date of the Bank issuing the L/C to the date of the purchased good arriving, and obtain the pledge of movables from delivery date of the purchased goods. In case of the defects of documents listed in the shipping documents arrival notice under each L/C, if the Appointer does not accept the defects and entrusts the Bank to negotiate with foreign negotiating bank, the Bank bears no responsibility for failure of the negotiation. The Appointer may also be responsible for repaying the principle and interests of advances and loans and expenses occurred according to the stipulations hereof with any loss caused to the Bank's right be compensated by contracting parties.
(12)	Various clauses in the Special Terms shall still be applicable when the Appointer entrusts the Bank to issue the L/C financing in a triangle trade.
3.	Besides the above two agreements, the Appointer may still abide by the following agreements:
(1)	If the Bank agrees to handle the L/C hereunder, the service fee shall be calculated according to the rate stipulated by the Bank.
(2)	Through the Bank's review, if the draft and its auxiliary documents under the L/C issued by the Bank as entrusted by the Appointer are in line with the L/C conditions and of which the acceptance and payment are completed, the Appointer may make payment on time. In the event that the above draft is proved to be fake, forged or altered or to be defective (including inconsistency of quality or quantity of goods with that on documents), the Bank shall bear no responsibility, and the Appointer shall not refuse the payment by any reason.
(3)	In case that the L/C hereunder is transferred in error, delayed or interpreted in error, all or part of the document or goods recorded in documents are destroyed, delayed or not sent to the goods delivery place, goods are lost or damaged in transport process or destination because of it is uninsured or underinsured or detained by any third party or due to other factors, the Bank shall bear no responsibility. The Appointer shall still make full payment in accordance with the amount recorded in the L/C.
(4)	In case that the beneficiary of the L/C or the salesperson does not fulfill the contract, goods purchased under each L/C are delivered in delay or are defective or lost and damaged due to force majeure, or the insurance company refuses claim, the claim is insufficient or compensation is delayed, the Appointer shall assume all responsibilities. If the term of L/C has been expired for 3 weeks, the Bank may directly cancel it and use the payments from returned remittance to compensate the advances and loans hereunder.

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(5)	If required by the Bank, the Appointer may obtain the Bank's agreement for insurance types and conditions of goods under each L/C, and hand over the original insurance policy and copy of its receipt to the Bank with the Bank as the priority beneficiary. The Bank, if necessary, shall notice the Appointer to buy other insurance with all expenses borne by the Appointer. If the Appointer does not apply for insurance or renew insurance after expiration, the Bank shall handle for it without the obligations in buying insurance. If the Bank pays the coasts occurred in handling, the Appointer may make repayment immediately.

D/A, D/P and O/A Financing

In case that the Borrower applies for D/A, D/P and O/A financing, it is willing to abide by the following agreements:

1.	The term for each loan shall not exceed 180 days.
2.	The interest shall be calculated from the date of loan based on _________ or the interest rate recorded in the application for loans.
3.	For the import financing part, the Bank shall apply the loan allocated as repayment for the payable foreign exchange funds of the Borrower handling the D/A, D/P and O/A, etc. in the Bank.
4.	The Borrower shall apply loan in other foreign currencies under D/A, D/P and O/A to the Bank with each amount calculated in USD in accordance with the exchange rate designated by the Bank, and revolved within the limit stipulated herein.
5.	When the Borrower applies for importing goods under D/A, D/P and O/A, it shall provide countersigning letter of guarantee duplicate bill endorsement within the limit of borrowed money stipulated herein subject to the Bank's agreement, and shall submit the affidavit (special for import collection guarantee delivery or duplicate bill endorsement) for each time and relevant contract and documents the Bank required. The contracting parties and the Guarantor approve to, based on the amount and agreed items in each affidavit and related contract documents, undertake responsibility for the compensation for the Bank's damage until the contracting parties complete the bill acceptance or make payment after the Bank receives the foreign documents.

6.	When the Borrower applies for the loan under D/A, D/P and O/A, it shall present application for loan, promissory note or other debt certificates, and entrust the Bank to make repayment by short-term loans in NTD it applied for, take the contract as the certificate of loan and is willing to abide by the following agreements:
(1)	The maximum term for each loan shall be _________ days. The loan still shall be conducted after the period of using the credit line.
(2)	The interest is calculated based on the rate recorded in the application when borrowing, or based on _______ interest rate ______ annual interest __________% (at present it is ______% of annual interest) and shall be adjusted with the adjustment of __________ interest rate regulated above.
(3)	In case of the damage or depreciation of all or part of goods purchased or sold by using the loans due to stranding, theft, fire and flood or other incidents of force majeure in transport, or if the insurance company refuses claim or makes inadequate compensation or delays compensation, or such goods cannot be imported or exported for other reasons, the contracting party shall make disposal by itself without any obligation and responsibility on the Bank.

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Yours sincerely

E. Sun Commercial Bank

The contracting parties declare that they have reviewed all above clauses and made full understanding. It is hereby to promise to sign the Contract with the signing and seal as follows:

Borrower:	Applied Optoelectronics, Inc., Taiwan Branch	(Seal)
Responsible Person:	Chih-Hsiang Lin
Address:	No.18, Gong 4th Rd., Linkou District,
New Taipei City
Joint Guarantor:		(Seal)
Address

Joint Guarantor:		(Seal)
Address

Joint Guarantor:		(Seal)
Address:

Joint Guarantor:		(Seal)
Address:

The March 9, 2014 year of the Republic of China’s Era.

Credit Account No. 009977  Reviewed by:________ Handled by::________ Checked by:

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Promissory Note

The drawer promises to pay the sum of one hundred and twenty million New Taiwan Dollars unconditionally to E. Sun Commercial Bank or to the order of E. Sun Commercial Bank on the date of fixed by this promissory note.

1.	The interest is calculated based on _______ interest rate ______ annual interest __________% (at present it is ______% of annual interest) in □fixed or □floating mode since the issuing date of this note and is paid by month. If the floating mode is selected, the drawer agrees to adjust the abovementioned interest based on the adjustment of _______interest rate regulated above. In case of any delay in paying the interest or failure to perform obligations when due, a penalty shall be charged as follows: 10% of the agreed interest rate for the delay or failure that lasts for less than six months, as from the due date; 20% of the agreed interest rate for the delay or failure that exceeds six months.
2.	Under this note, either the protest or notification obligations stipulated in Article 89 of the Negotiable Instruments Act are waived.
3.	Place of Payment: No. 90, Section 2, Wenhua Road, Banqiao District, New Taipei City

Maker: Applied Optoelectronics, Inc., Taiwan Branch (Seal)

Responsible Person: Chih-Hsiang Lin

Address: No. 18 Gong 4th Road, Linkou District, New Taipei City

Maker:	(Seal)
Address:

Maker:	(Seal)
Address:

Maker:	(Seal)
Address:

The Republic of China, March 9, 2015

Credit Account No. 009977

Approval Code: H145416821 Reviewed by: ________ Handled by: _________ Checked by: __

L577A 2005.11	(In this version, the interest is left blank.)

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Letter of Authorization

The Authorizing Parties signed and delivered a promissory note amounting to Ninety million New Taiwan Dollars to your bank as the guarantee for the indebtedness on March 9, 2015. To meet the actual needs, the Authorizing Parties authorize your bank or the agents and employees of your bank to directly fill in the maturity date, interest rate, place of payment, and other items that shall be recorded on this promissory note to effectively fulfill rights associated with this note. Without the written approval from your bank, the Authorizing Parties shall not revoke or restrict this authorization.

Yours sincerely

E. Sun Commercial Bank

Authorizing Party: Applied Optoelectronics, Inc., Taiwan Branch (Seal)

Responsible Person: : Chih-Hsiang Lin

Authorizing Party:	(Seal)

Authorizing Party:	(Seal)

Authorizing Party:	(Seal)

The Republic of China, March 9, 2015

Credit Account No. 009977

Approval Code: H145416821 Reviewed by:___ Handled by: ___ Checked by: ___

L577A 2005.11	(In this version, the interest is left blank.)

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